Exhibit 99.2

FOR IMMEDIATE RELEASE

Sachem Capital Corp. Expands Capabilities with Acquisition of Urbane New Haven LLC,

a Premier Real Estate Development and Construction Firm

Expected to further enhance underwriting standards and provide new profit center

Branford, Connecticut, October 10, 2022 -- Sachem Capital Corp. (NYSE American: SACH) today announced that it has acquired substantially all the business assets of Urbane New Haven, LLC (“Urbane”), a premier real estate firm specializing in all phases of development and construction, including architecture, design, contracting, and marketing. Headquartered in New Haven, Connecticut with 11 employees, Urbane has successfully developed and overseen hundreds of real estate projects in multiple markets across the country for over 21 years. In connection with the acquisition, Eric O’Brien, one of the owners of Urbane, has been hired by Sachem as its new Senior Vice President, Asset Management. Mr. O’Brien’s primary responsibilities include construction management oversight and real estate development. The purchase price for the Urbane assets was 300,000 of Sachem’s common shares. The transaction is closed on October 6, 2022.

John Villano, CPA, the company’s Chief Executive Officer stated, “The acquisition of Urbane is both strategic and highly synergistic, as the Urbane team will be overseeing our construction finance business, which has grown significantly over the past few years. Having Urbane in-house provides Sachem with go-to construction expertise, which should enable us to take on larger and more profitable construction loans, as well as further vertically integrate our lending platform. We have been working with Urbane for over a year now, helping us manage complex real estate development and construction projects from Connecticut to Florida for which Sachem has provided financing. The fees for these construction management services are paid for by the customer, providing us with new income streams to help ensure the highest level of oversight and planning diligence on all projects, as we continue to diversify to into new asset classes where our capital is better protected and risk of loss is minimized, in an effort to maximize shareholder value.”

“We expect this transaction to accomplish two important goals for the Company. First, our construction finance business will benefit from exceptional development and construction expertise, which will not only add value for our borrower clientele, but also provide additional protection for our invested capital. Second, should a loan run into difficulty, we now have the ability to remedy and, perhaps, complete projects minimizing the costs associated with distressed property. In addition, the inclusion of the Urbane team is particularly timely given the current state of the real estate market, which is facing challenges due to labor and material shortages, as well as the disruption in demand caused by large and frequent interest rate increases. Internally, as we continue to enhance our underwriting process and prudently manage portfolio risk, the inclusion of Urbane into our construction origination process will be an important addition to our capabilities as we continue to grow. Having greater flexibility than traditional lenders will also help further differentiate Sachem Capital, allowing us to take on additional projects at favorable terms with attractive margins, while continuing to expand our market share,” concluded Mr. Villano.

Eric O'Brien, President and founder of Urbane New Haven, noted, “We are excited to combine our capabilities with Sachem, which we believe will truly differentiate the company in the marketplace. At Urbane, our core vision is rooted in family culture, which we share with Sachem. For the past 8 years we have enjoyed a productive relationship with Sachem and look forward to growing together given our combined expertise. Our ability to visualize end results and create enjoyable environments will serve us well in the future. Given the current market conditions, we feel we can take advantage of under-performing assets and convert them to meaningful profits for Sachem, through optimized design, development and execution. Urbane is a firm with many versatile team members whose goal is to focus on the design, management and construction of spaces. Our team values the accomplishment of their work and we feel this will add a new profit center for Sachem going forward.”

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022 as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021